Exhibit 99.(D)(4)

Schedule A

to the March 26, 2013

Investment Advisory Agreement

Dated as of October 22, 2025

between WisdomTree Trust

and WisdomTree Asset Management, Inc.

Name of Series	Fee%
WisdomTree U.S. Efficient Core Fund	0.20%
WisdomTree Bloomberg U.S. Dollar Bullish Fund	0.50%
WisdomTree Equity Premium Income Fund	0.44%
WisdomTree Dynamic Currency International Equity Fund	0.40%
WisdomTree Dynamic Currency International SmallCap Equity Fund	0.48%
WisdomTree True Emerging Markets Fund	0.32%
WisdomTree Emerging Markets Multifactor Fund	0.48%
WisdomTree Emerging Markets Quality Dividend Growth Fund	0.32%
WisdomTree European Opportunities Fund	0.58%
WisdomTree Europe Quality Dividend Growth Fund	0.58%
WisdomTree Floating Rate Treasury Fund	0.15%
WisdomTree U.S. Corporate Bond Fund	0.18%
WisdomTree U.S. High Yield Corporate Bond Fund	0.38%
WisdomTree U.S. Short-Term Corporate Bond Fund	0.18%
WisdomTree Global High Dividend Fund	0.58%
WisdomTree Interest Rate Hedged High Yield Bond Fund	0.43%
WisdomTree Interest Rate Hedged U.S. Aggregate Bond Fund	0.23%
WisdomTree International Hedged Quality Dividend Growth Fund	0.58%
WisdomTree International Multifactor Fund	0.38%
WisdomTree International Quality Dividend Growth Fund	0.42%
WisdomTree Japan Opportunities Fund	0.58%
WisdomTree U.S. Multifactor Fund	0.28%
WisdomTree U.S. Quality Dividend Growth Fund	0.28%
WisdomTree U.S. SmallCap Quality Dividend Growth Fund	0.38%
WisdomTree Yield Enhanced U.S. Aggregate Bond Fund	0.12%
WisdomTree Yield Enhanced U.S. Short-Term Aggregate Bond Fund	0.12%
WisdomTree Mortgage Plus Bond Fund	0.45%
WisdomTree Cloud Computing Fund	0.45%
WisdomTree Enhanced Commodity Strategy Fund	0.55%
WisdomTree Cybersecurity Fund	0.45%
WisdomTree Private Credit and Alternative Income Fund	0.50%
WisdomTree International Efficient Core Fund	0.26%
WisdomTree Emerging Markets Efficient Core Fund	0.32%
WisdomTree BioRevolution Fund	0.45%
WisdomTree Target Range Fund	0.70%
WisdomTree Efficient Gold Plus Gold Miners Strategy Fund	0.45%
WisdomTree Efficient Gold Plus Equity Strategy Fund	0.20%
WisdomTree U.S. Quality Growth Fund	0.28%
WisdomTree Voya Yield Enhanced USD Universal Bond Fund	0.15%
WisdomTree Bianco Total Return Fund	0.50%
WisdomTree U.S. MidCap Quality Growth Fund	0.38%

A-1

Name of Series	Fee%
WisdomTree U.S. SmallCap Quality Growth Fund	0.38%
WisdomTree 1-3 Year Laddered Treasury Fund	0.15%
WisdomTree 7-10 Year Laddered Treasury Fund	0.15%
WisdomTree India Hedged Equity Fund	0.63%
WisdomTree Core Laddered Municipal Fund	0.25%
WisdomTree High Income Laddered Municipal Fund	0.35%
WisdomTree Inflation Plus Fund	0.65%
WisdomTree GeoAlpha Opportunities Fund	0.58%
WisdomTree Europe Defense Fund	0.45%
WisdomTree Global Defense Fund	0.45%
WisdomTree Asia Defense Fund	0.45%
WisdomTree Quantum Computing Fund	0.45%

WISDOMTREE TRUST		WISDOMTREE ASSET MANAGEMENT, INC.

By:	/s/ Jonathan Steinberg	By:	/s/Stuart Bell
Name:	Jonathan Steinberg	Name:	Stuart Bell
Title:	President	Title:	Chief Operating Officer

A-2